SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 11, 2014

JINZANGHUANG TIBET PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-53254	26-2443288
(State of other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation or organization		Identification No.)

Leling Economic Development Zone, Kaiyuan East Blvd., Dezhou, Shandong Province, P.R. China 253600
(Address of principal executive offices) (Zip Code)

86-534-2111-962
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Election of Directors

On March 11, 2014 the Registrant’s Board of Directors voted to increase the number of members of the Board to four, and elected Yahui Zhang to serve as a member of the Board of Directors.  Information regarding Mr. Zhang follows.

Yahui Zhang.  Yahui Zhang has been involved in the management of agricultural production since 1998.  The Board has elected Mr. Zhang to serve on the Board so that he can bring that experience to bear on the Board’s development of the Registrant’s business plan.  Since March 8, 2013 Mr. Zhang has been employed as General Manager of the Inner Mongolia Branch of Leling Jinzanghuang Biotech Co., Ltd., an entity that is managed by a subsidiary of the Registrant and consolidated as a variable interest entity with the Registrant’s financial statements.  From 2009 to 2013 Mr. Zhang was employed as President of the Inner Mongolia Chifeng Xinganxian Vegetable Production and Marketing Farmers Professional Cooperative.  In that position he supervised the production and marketing of vegetables by the farmers in the cooperative.  From 1998 to 2008, Mr. Zhang was employed as General Manager of Chifeng Lvhua Vegetable Plantation Co., Ltd.  In 1994 Mr. Zhang was awarded a Bachelor’s Degree with a concentration in Economics by the Inner Mongolia University.  Yahui Zhang is 45 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JINZANGHUANG TIBET PHARMACEUTICALS, INC.

Dated: March 12, 2014	By:/s/ Xue Bangyi
Xue Bangyi
Chief Executive Officer